SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2004.

                                   BioTime, Inc.
             (Exact name of registrant as specified in its charter)

       California                        1-12830                 94-3127919
(State or other jurisdiction         (Commission File           (IRS Employer
of incorporation)                        Number)             Identification No.)

                                935 Pardee Street
                           Berkeley, California 94710
                    (Address of principal executive offices)

                                 (510) 845-9535
              (Registrant's telephone number, including area code)


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      Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as "expects," "may," "will," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements.

Item 5. Other Events and Regulation FD Disclosure.

      On July 5, 2004, BioTime received notification that its physiologically balanced blood volume expander Hextend(R) has been approved by the Korea Food and Drug Administration. CJ Corp., BioTime's exclusive licensee in South Korea, will now seek Korean National Health Insurance pricing, which is necessary to commence marketing Hextend in South Korea. That process is expected to take approximately six months.

      BioTime received the second of two license fee installments from CJ Corp. in connection with CJ Corp.'s filing for regulatory approval to manufacture and market Hextend. The first license fee installment of $500,000 was paid to BioTime by CJ Corp. during April 2003. Under the licensing agreement, BioTime will receive a royalty on Hextend sales ranging from $1.30 to $2.60 per 500 mL unit, depending upon the price approved by Korea's National Health Insurance.

      Hextend(R) is a registered trademark of BioTime, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 BIOTIME, INC.

Date: July 7, 2004                               By /s/ Steven Seinberg
                                                    ----------------------------
                                                         Steven Seinberg,
                                                         Chief Financial Officer


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